    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1999


                                                      REGISTRATION NO. 333-81325
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 4 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               NETRO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CALIFORNIA                            3663                            77-0395029
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              3860 N. FIRST STREET
                               SAN JOSE, CA 95134
                                 (408) 216-1500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------
                               GIDEON BEN-EFRAIM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               NETRO CORPORATION
                              3860 N. FIRST STREET
                               SAN JOSE, CA 95134
                                 (408) 216-1500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           -------------------------

                                   COPIES TO:

                   TAE HEA NAHM                                     LAIRD H. SIMONS III
                  LAURA A. GORDON                                KATHERINE TALLMAN SCHUDA
                  SANJAY K. KHARE                                    WILLIAM L. HUGHES
                     J.D. FAY                                       FENWICK & WEST LLP
                     GENE YOON                                     TWO PALO ALTO SQUARE
                 VENTURE LAW GROUP                                  PALO ALTO, CA 94306
            A PROFESSIONAL CORPORATION                                (650) 494-0600
                2800 SAND HILL ROAD
               MENLO PARK, CA 94025
                  (650) 854-4488

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The purpose of this Amendment No. 4 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................  $   15,985
NASD filing fee.............................................       6,250
Nasdaq National Market listing fee..........................      95,000
Printing and engraving expenses.............................     250,000
Legal fees and expenses.....................................     300,000
Accounting fees and expenses................................     250,000
Transfer agent and registrar fees...........................      10,000
Miscellaneous fees and expenses.............................      72,765
                                                              ----------
          Total.............................................  $1,000,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").
Article VI of the Registrant's Amended and Restated Articles of Incorporation, to be filed and effective upon completion of this offering (Exhibit 3.3 hereto), provides for indemnification of its directors and officers to the maximum extent permitted by the California General Corporation Law, and Section 6.1 of the Registrant's Bylaws, to be effective upon completion of this offering (Exhibit
3.4 hereto), provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Reference is also made to Section 6(b) of the Purchase Agreement contained in Exhibit 1.1 hereto, which indemnifies officers and directors of the Registrant against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     (a) Since inception through August 15, 1999, the Registrant has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

        - an aggregate of 13,466,660 shares of Series A preferred stock at $0.45 per share in June 1995 to 14 investors;

        - an aggregate of 5,250,000 shares of Series B preferred stock at $2.00 per share in November and December 1995 to 10 investors;

        - an aggregate of 4,125,678 shares of Series C preferred stock at $7.00 per share in July, October and November 1996, and January, February and April 1997 to 27 investors;

        - warrants to purchase an aggregate of 28,750 shares of Series C preferred stock in June and September 1997 to an equipment lessor;

        - an aggregate of 2,869,433 shares of Series C preferred stock at $7.00 per share in July and November 1997 to 15 investors;

        - an aggregate of 1,285,347 shares of Series D preferred stock at $7.78 per share in January 1998 to one investor;

        - warrants to purchase an aggregate of 8,997 shares of Series D preferred stock in February 1998 to an equipment lessor;

        - an aggregate of 2,253,757 shares of Series D preferred stock at $7.78 per share in April, July and October 1998 and January and February 1999 to 20 investors;

        - warrants to purchase an aggregate of 19,281 shares of Series D preferred stock in March 1999 to an equipment lessor;

        - an aggregate of 630,614 shares of Series D preferred stock at $7.78 per share in April and June 1999 to 4 investors;

        - an aggregate of 31,191 shares of Series D preferred in exchange for engineering services with an aggregate value of $242,666 upon the achievement by Microelectronics Technology Inc. of certain milestones in June and August 1999;

        - an aggregate of 9,011,489 shares of common stock had been issued between November 1994 and June 1999 upon exercise of options or pursuant to restricted stock purchase agreements, net of repurchases, to 115 consultants, employees and directors; and

        - options and stock purchase rights to purchase an aggregate of 10,576,250 shares of common stock have been issued between April 1995 and August 1999 to 267 employees, directors and consultants with exercise prices ranging from $0.045 to $8.00. Of the total, options and stock purchase rights to purchase an aggregate of 1,948,713 shares of common stock have been returned to Registrants's stock plans.

     (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

     The issuances described in Item 15(a) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering and in the case of some issuances of our common stock, were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

     1.1*           Form of Purchase Agreement between Registrant and the
                    Underwriters.
     3.1*           Amended and Restated Articles of Incorporation of the
                    Registrant.
     3.2*           Bylaws of the Registrant, and amendments.

     3.3*           Form of Amended and Restated Articles of Incorporation of
                    the Registrant, to be filed and effective upon completion of this offering.
     3.4*           Form of Amended and Restated Bylaws of the Registrant, to be
                    effective upon completion of this offering.
     4.1*           Form of the Registrant's common stock certificate.
     5.1*           Opinion of Venture Law Group, A Professional Corporation.
    10.1*           Form of Indemnification Agreement.
    10.2*           1996 Stock Option Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
    10.3*           1999 Executive Stock Plan and form of subscription
                    agreement.
    10.4*           1999 Employee Stock Purchase Plan and form of subscription agreement.
    10.5*           1997 Directors' Stock Option Plan, as amended, and form of stock option agreement.
    10.6*           Lease between Sobrato Interests II et al. and Pyramid
                    Technology Corporation dated August 29, 1979, and first
                    amendment.
    10.6.1*         Sublease between Registrant and Siemens Pyramid Information
                    Systems, Inc. dated December 15, 1997 and amendment.
    10.6.2*         Landlord's consent to sublease.
    10.7(+)**       Global OEM Purchase Agreement between Registrant and Lucent
                    Technologies Inc.
    10.8(+)**       Frame Agreement between Registrant and Italtel s.p.a.
    10.8.1(+)**     Non-Exclusive OEM Supplemental Agreement between Registrant and Italtel s.p.a.
    10.8.2**        Joint Development Agreement between Registrant and Italtel
                    s.p.a.
    10.8.3*         Special Rights Agreement between Registrant and Italtel
                    s.p.a.
    10.9(+)**       Manufacturing Agreement between Registrant and Solectron
                    California Corporation, dated May 31, 1998.
    10.10(+)**      Manufacturing and Engineering Services Agreement between
                    Registrant and Microelectronics Technology Inc., dated
                    January 11, 1999 and first amendment.
    10.11(+)**      OEM Agreement between Registrant and Cisco Systems, Inc.,
                    dated as of December 7, 1998.
    10.11.1(+)**    Technology Agreement between Registrant and Cisco Systems,
                    Inc., dated as of December 7, 1998.
    10.12*          Employment Agreement between Registrant and Gideon
                    Ben-Efraim, and amendment.
    10.13*          Form of Change-of-Control Agreement.
    10.14*          Amended and Restated Rights Agreement by and among
                    Registrant and certain of its shareholders, dated June 21,
                    1999.
    10.15*          1995 Stock Option Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
    21.1*           Subsidiaries of the Registrant.
    23.1*           Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
    23.2*           Consent of Counsel (included in Exhibit 5.1).
    24.1*           Power of Attorney.
    27.1*           Financial Data Schedule.


---------------
*  Previously filed.

** Supersedes exhibit previously filed.

+  Confidential treatment requested as to certain portions of this Exhibit.

(b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts and Reserves (see page
S-2).

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 17, 1999.


                                          NETRO CORPORATION

                                          By:    /s/ MICHAEL T. EVERETT
                                            ------------------------------------
                                              Michael T. Everett, Executive Vice
                                              President and Chief Financial
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

                         *                           Chairman of the Board of           August 17, 1999
---------------------------------------------------  Directors
                  (Richard Moley)

                         *                           President, Chief Executive         August 17, 1999
---------------------------------------------------  Officer and Director (Principal
                (Gideon Ben-Efraim)                  Executive Officer)

              /s/ MICHAEL T. EVERETT                 Executive Vice President and       August 17, 1999
---------------------------------------------------  Chief Financial Officer
               (Michael T. Everett)                  (Principal Financial and
                                                     Accounting Officer)

                         *                           Director                           August 17, 1999
---------------------------------------------------
                  (Thomas Baruch)

                         *                           Director                           August 17, 1999
---------------------------------------------------
                  (Neal Douglas)

                         *                           Director                           August 17, 1999
---------------------------------------------------
                 (Irwin Federman)

                         *                           Director                           August 17, 1999
---------------------------------------------------
                  (John Walecka)

* Power of Attorney

            By: /s/ MICHAEL T. EVERETT
---------------------------------------------------
               (Michael T. Everett)

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                              DESCRIPTION OF DOCUMENT
------------         ------------------------------------------------------------
      1.1*           Form of Purchase Agreement between Registrant and the
                     Underwriters.
      3.1*           Amended and Restated Articles of Incorporation of the
                     Registrant.
      3.2*           Bylaws of the Registrant, and amendments.
      3.3*           Form of Amended and Restated Articles of Incorporation of
                     the Registrant, to be filed and effective upon completion of this offering.
      3.4*           Form of Amended and Restated Bylaws of the Registrant, to be
                     effective upon completion of this offering.
      4.1*           Form of the Registrant's common stock certificate.
      5.1*           Opinion of Venture Law Group, A Professional Corporation.
     10.1*           Form of Indemnification Agreement.
     10.2*           1996 Stock Option Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
     10.3*           1999 Executive Stock Plan and form of subscription
                     agreement.
     10.4*           1999 Employee Stock Purchase Plan and form of subscription agreement.
     10.5*           1997 Directors' Stock Option Plan, as amended, and form of stock option agreement.
     10.6*           Lease between Sobrato Interests II et al. and Pyramid
                     Technology Corporation dated August 29, 1979, and first
                     amendment.
     10.6.1*         Sublease between Registrant and Siemens Pyramid Information
                     Systems, Inc. dated December 15, 1997 and amendment.
     10.6.2*         Landlord's consent to sublease.
     10.7(+)**       Global OEM Purchase Agreement between Registrant and Lucent
                     Technologies Inc.
     10.8(+)**       Frame Agreement between Registrant and Italtel s.p.a.
     10.8.1(+)**     Non-Exclusive OEM Supplemental Agreement between Registrant and Italtel s.p.a.
     10.8.2**        Joint Development Agreement between Registrant and Italtel
                     s.p.a.
     10.8.3*         Special Rights Agreement between Registrant and Italtel
                     s.p.a.
     10.9(+)**       Manufacturing Agreement between Registrant and Solectron
                     California Corporation, dated May 31, 1998.
     10.10(+)**      Manufacturing and Engineering Services Agreement between
                     Registrant and Microelectronics Technology Inc., dated
                     January 11, 1999 and first amendment.
     10.11(+)**      OEM Agreement between Registrant and Cisco Systems, Inc.,
                     dated as of December 7, 1998.
     10.11.1(+)**    Technology Agreement between Registrant and Cisco Systems,
                     Inc., dated as of December 7, 1998.
     10.12*          Employment Agreement between Registrant and Gideon
                     Ben-Efraim, and amendment.
     10.13*          Form of Change-of-Control Agreement.
     10.14*          Amended and Restated Rights Agreement by and among
                     Registrant and certain of its shareholders, dated June 21,
                     1999.
     10.15*          1995 Stock Option Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
     21.1*           Subsidiaries of the Registrant.
     23.1*           Consent of Arthur Andersen LLP, Independent Public
                     Accountants.

  EXHIBIT
   NUMBER                              DESCRIPTION OF DOCUMENT
------------         ------------------------------------------------------------
     23.2*           Consent of Counsel (included in Exhibit 5.1).
     24.1*           Power of Attorney.
     27.1*           Financial Data Schedule.

---------------
*  Previously filed.

** Supersedes exhibit previously filed.

+  Confidential treatment requested as to certain portions of this Exhibit.